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Exhibit (d)(6)

Understanding the Offer to Exchange Stock Options

Brett Harsen, Buck Consultants

Introduction

Today, we will...

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  Discuss current issues related to our stock option program

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  Introduce the voluntary Stock Option Exchange Offer

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  Describe details of the Offer including logistics, benefits and risks

Our Stock Option Program

The intention of stock options...

Our Stock Option Program

Stock options help us...

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  Attract and retain the superior talent needed for today and for the future

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  Focus each of us on the factors that make our business successful

Our Stock Option Program

However, these goals are difficult to reach when our options fall underwater

Our Stock Option Program

As a result, we are faced with a critical question:

"How can we restore value to our option program
and our employees, while remaining accountable
for business performance and shareholder concerns?"

Our Stock Option Program

Available alternatives to addressing underwater options have important implications

	Alternatives		Implications
•	Provide supplemental grants	•	Shareholder dilution
•	Reprice options	•	Impact on company earnings
•	Cancel current options and grant new ones	•	Reporting requirements
•	Do nothing	•	Competitive environment
		•	Opportunity to provide employees with choice

The Offer

Our solution is to provide eligible option holders a voluntary choice to...

MAINTAIN		EXCHANGE
Keep your current option grant(s) and grant price(s)	... or...	Surrender any or all eligible stock option grants and receive the same number of shares at a new grant price equal to the fair-market-value of iBasis stock after a 6 month and one day waiting period

What are the eligibility criteria?

The Offer

Eligibility Criteria		Rationale

1)	All option holders except for members of the Board of Directors	In an effort to be responsive to investor interests in stock option practices, members of the Board of Directors will not participate. With very few exceptions, all iBasis employees are eligible.
2)	Only options with grant prices at or above $1.00 will be eligible for exchange
The purpose of the program is to restore value to those options that are severely underwater. We believe that options with grant prices below $1.00 still have value and continue to provide employees incentive to improve stock performance.

The Offer

If you choose to exchange, you will receive one new option for each option you exchange

The new option shares will be granted after a
6-month-and-1-day waiting period following the
cancellation of the old options exchanged

The Offer

Should you choose to participate, the new options will have the following terms...

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  New options will vest over a 2-year period (faster than iBasis' normal 4-year schedule)

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  For those employed at least 1 year at the time of grant, 12.5% will vest every 3 months

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  For those employed less than 1 year at time of grant, 50% will vest after 12 months and 12.5% will vest every 3 months thereafter

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  The new options to purchase stock will expire 10 years after the date of grant

These terms apply regardless of the vested
position of the options you choose to exchange

The Offer

There are other important issues that must be considered when making your decision

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  If you choose to participate, all option shares within a given grant must be exchanged

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  If you choose to participate, any options granted to you since June 23rd, 2002 must be exchanged (regardless of the grant price)

The Offer

And there are risks associated with participating

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  Stock price may rebound during the 6-month-and-1-day waiting period

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  New grant could have a grant price higher than the grant(s) exchanged

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  If your employment with the Company ends for any reason during the 6-month and one day waiting period, you will not receive any new options and your cancelled options will not be reinstated

The Offer

iBasis cannot help you in making your decision

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  No person or entity, either from within or outside of iBasis is authorized by iBasis to assist you in making your decision

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  We recommend you review the materials carefully and consult your personal financial advisor

The Offer

iBasis will provide you with supporting materials describing the Offer in detail

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  Offer to Exchange Outstanding Stock Options (legal document containing offer details)

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  Frequently Asked Questions (FAQs)

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  Part of the Offer to Exchange document

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  Stock Option Exchange Offer Election Form(including personal summary of eligible outstanding option grants)

The Offer

Here are the important dates associated with the Offer

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  December 23rd, 2002 at 5:00 P.M. EST—
  Deadline for electing to participate or withdrawing a previous election (election forms must be submitted to Human Resources)

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  December 24th, 2002—
  Expected date on which surrendered option grants will be cancelled (subject to change)

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  June 24th, 2003—
  Expected date on which new options will be granted (subject to change)

The Offer

Thank You for Attending

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  Exhibit (d)(6)